EXHIBIT 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Andrei Stoukan, the officer of the United Express Inc. (the Company), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

The Yearly Report on Form 10-K of the company for the year ended June 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 7, 2024	By:	/s/Andrei Stoukan
Andrei Stoukan(CEO)